EXHIBIT (c)(5)








                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                                      Among

                            PHILIPS ELECTRONICS NORTH
                              AMERICA CORPORATION,

                           VOICE CONTROL SYSTEMS, INC.

                                       and

                             VULCAN MERGER SUB, INC.









                            Dated as of June 24, 1999




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



                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (hereinafter called this "Amendment"), dated as of June 24, 1999, among Philips Electronics North America Corporation, a Delaware corporation ("Parent"), Voice Control Systems, Inc., a Delaware corporation (the "Company"), and Vulcan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS

         WHEREAS, the respective boards of directors of each Parent, Merger Sub and the Company have determined that the merger of the company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of May 9, 1999 (the "Merger Agreement"), among the Company, Parent and Merger Sub is advisable and have approved the Merger; and

         WHEREAS, the Company, Parent and Merger Sub desire to make certain amendments to the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

2. Section 3.1. of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          3.1. The Certificate of Incorporation. The Certificate of Incorporation of Merger Sub (the "Certificate") in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof, and the DGCL.

3. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.




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


         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                               PHILIPS ELECTRONICS NORTH AMERICA
                               CORPORATION


                               By  /s/ William E. Curran
                                 --------------------------------------
                                 Name:  William E. Curran
                                 Title: Senior Vice President and Chief
                                        Financial Officer

                               VULCAN MERGER SUB, INC.


                               By  /s/ William E. Curran
                                 --------------------------------------
                                 Name:  William E. Curran
                                 Title: President and Chief Executive Officer


                               VOICE CONTROL SYSTEMS, INC.


                               By  /s/ Kim S. Terry
                                 --------------------------------------
                                 Name:  Kim S. Terry
                                 Title: Vice President Finance




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